Exhibit 32

Certification by the Chief Executive Officer and Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, we, Thomas A. Wentz, Sr., and Diane K. Bryantt, hereby certify that, to the best of our knowledge, the Quarterly Report of Investors Real Estate Trust on Form 10-Q for the quarter ended January 31, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and that the information contained in that Report fairly presents, in all material respects, the financial condition and results of operations of Investors Real Estate Trust.

/s/ Thomas A. Wentz, Sr.

Thomas A. Wentz, Sr.
President and Chief Executive Officer
March 11, 2005

/s/ Diane K. Bryantt

Diane K. Bryantt
Senior Vice President and Chief Financial Officer
March 11, 2005

A signed original of this written statement required by Section 906 has been provided to Investors Real Estate Trust and will be retained by Investors Real Estate Trust and furnished to the Securities and Exchange Commission or its staff upon request.